UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 2, 2011

CHINA BIO-ENERGY CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34113	74-2559866
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Room 42, 4F, New Henry House 10 Ice House Street,
Central, Hong Kong	N/A
(Address of Principal Executive)	(Zip Code)

(Registrant's telephone number, including area code): (011) 00852-25232986

China INSOnline Corp.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 2, 2011, China INSOnline Corp. (the “Company”) amended its Certificate of Incorporation, as amended, to effect a reverse stock split at a ratio of 1:40 (the “Reverse Stock Split”), that was effective with the opening of trading on February 3, 2011 (the “Effective Date”).  The Reverse Stock Split was required pursuant to the Share Exchange Agreement dated November 12, 2010 and amended on December 6, 2010 (the "Share Exchange Agreement"), by and among the Company, Ding Neng Holdings LLC, a British Virgin Islands holding company (“Ding Neng Holdings”), and all of the shareholders of Ding Neng Holdings.  On the Effective Date, every forty (40) shares of the Company’s pre-split common stock, par value $0.001 per share (the “Common Stock”), was consolidated into one (1) post-split share of Common Stock.  The Reverse Stock Split automatically converted the number of the Company’s Common Stock issued and outstanding. As a result of the Reverse Stock Split, the number of issued and outstanding shares of Common Stock is approximately 1.15 million, subject to adjustment for fractional shares. The Reverse Stock Split does not affect any shareholder’s ownership percentage of the Company’s common stock, except to the limited extent that the Reverse Stock Split resulted in any adjustment for fractional shares.  In addition, the Common Stock now trades under a new CUSIP number beginning on the Effective Date.

On February 3, 2011, the Company amended its Certificate of Incorporation, as amended, to effect a name change to "China Bio-Energy Corp." (the "Name Change") that was also effective with the opening of trading on February 3, 2011.  The Name Change was effected on the Effective Date and pursuant to the Share Exchange Agreement.

As previously reported, the Company’s shareholders have approved the Reverse Stock Split and the Name Change and the Certificate of Amendments effecting such transactions.

Item 9.01.                      Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment of the Certificate of Incorporation of China INSOnline Corp. to effect a 1:40 reverse stock split.

3.2	Certificate of Amendment of the Certificate of Incorporation of China INSOnline Corp. to effect a name change to China Bio-Energy Corp.

10.1	Share Exchange Agreement dated November 12, 2010, by and among China INSOnline Corp., Ding Neng Holdings Limited and the shareholders of Ding Neng Holdings Limited.(1)

10.2	Amendment to Share Exchange Agreement dated December 6, 2010, by and among China INSOnline Corp., Ding Neng Holdings Limited and the shareholders of Ding Neng Holdings Limited.(2)

(1) Previously filed as Exhibit 10.1 of Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 17, 2010.

(2) Previously filed as Exhibit 10.2 of Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 10, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2011

CHINA BIO-ENERGY CORP.

	By:	/s/ Zhenyu Wang
Name: Zhenyu Wang
Title: Chief Executive Officer